Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is made and entered into this 31st day of  March, 2008, by and among Behzad Bahrami (“Seller” or “Bahrami”), Rick’s Cabaret International, Inc., a Texas corporation (“Rick’s) and RCI Entertainment (Austin), Inc., a Texas corporation (“Buyer”).

WHEREAS, the parties previously entered a Purchase Agreement dated November 11, 2006, pursuant to which Bahrami sold Buyer 51% of the membership interest of Playmates Gentlemen’s Club, L.L.C., a Texas limited liability company (the “Company”); and

WHEREAS, pursuant to the transaction documents, the Buyer serves as the Manager of the Company; and

WHEREAS, Seller owns the remaining 49% of the membership interest of the Company (the “Membership Interest”); and

WHEREAS, the Buyer is a wholly owned subsidiary of Rick’s; and

WHEREAS, the Company owns an adult entertainment cabaret known as “Playmates” (the “Club”), located at 8110 Springdale Road, Austin 78724 (the “Premises”); and

WHEREAS, Seller desires to sell the remaining 49% of the issued and outstanding Membership Interest of the Company to Buyer on the terms and conditions set forth herein; and

WHEREAS, Buyer desires to purchase the remaining 49% of the issued and outstanding Membership Interest of the Company from Seller on the terms and conditions set forth herein; and

WHEREAS, the Buyer and the Seller are responsible for paying the operational expenses of the Company and the Club (the “Expenses”); and

WHEREAS, the Seller is obligated to pay certain Expenses related to his 49% ownership of the Company which have not yet been paid; and

WHEREAS, the Buyer has paid the Expenses related to its 51% ownership of the Company and has advanced the payment of Expenses related to Seller’s 49% ownership of the Company; and

WHEREAS, as part of this Agreement, the Buyer and Seller desire to agree upon the amount owed by Seller to Buyer as its obligation to pay Seller’s portion of the Expenses; and

WHEREAS, as part of this Agreement, Seller desires to pay in full the Expenses related to his 49% ownership which have been advanced by Buyer.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE MEMBERSHIP INTEREST

Section 1.1        Sale of the Membership Interest.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined) Seller hereby agrees to sell, transfer, convey and deliver to Buyer 49% of the issued and outstanding Membership Interest of the Company, free and clear of all encumbrances, and shall deliver to Buyer certificates representing the Membership Interest, duly endorsed to Buyer or accompanied by duly executed stock powers in form and substance satisfactory to Buyer.

Section 1.2         Purchase Price for the Membership Interest.  As consideration for the purchase of the Membership Interest, Buyer shall pay to Seller the following purchase price (the “Purchase Price”):

(a)	$701,711.30 payable at Closing (subject to an offset as set forth in Section 1.4 below for amounts owed by Bahrami to the Buyer); and

(b)	35,000 shares of restricted common stock $.01 par value of Rick’s (the “Shares”) to be valued at $20.00 per share.

Section 1.3         Right of Bahrami to “Put” Shares.

(a)
On or after one (1) year from the date of Closing, Bahrami shall have the right, but not the obligation, to have Rick’s purchase from Bahrami 5,000 Shares per month (the “Monthly Shares”) calculated at a price per share equal to $20.00 per share (“Value of the Shares”) until Bahrami has received an aggregate of $700,000 from (i) the sale of the Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise and (ii) the payment of any Deficiency (as hereinafter defined) by Rick’s. Bahrami shall notify Rick’s during any given month of his election to “Put” the Monthly Shares to Rick’s during that particular month and Rick’s shall have three (3) business days to elect to buy the Monthly Shares or instruct Bahrami to sell the Monthly Shares in the open market.   At Rick’s election, during any given month, it may either buy the Monthly Shares or, if Rick’s elects not to buy the Monthly Shares from Bahrami, then Bahrami shall sell the Monthly Shares in the open market and any deficiency between the amount which Bahrami receives from the sale of the Monthly Shares and the Value of the Shares (the “Deficiency”) shall be paid by Rick’s within three (3) business days after receipt of written notice from Bahrami of the sale of the Monthly Shares which shall provide the written sales confirmation and the amount of the Deficiency.  Rick’s obligation under this Section 1.3(a) to purchase the Monthly Shares from Bahrami shall terminate and cease at such time as Bahrami has received an aggregate amount of $700,000 from (i) the sale of the Shares, regardless of whether sold to Rick’s, sold in the open market or in a private transaction or otherwise, and (ii) the payments of any Deficiency by Rick’s.  Bahrami agrees to provide monthly statements to Rick’s as to the total number of Shares which Bahrami sold and the amount of proceeds derived therefrom.  Except as provided in Section 1.3(b), nothing contained in this Section 1.3(a) shall limit or preclude Bahrami from selling the Shares in the open market or require Bahrami to “Put” the Shares to Rick’s during any given month.

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(b)
In the event Bahrami elects not to “put” the Shares to Rick’s, Bahrami shall not sell more than 10,000 Shares received by Bahrami under this Agreement during any ninety (90) day period in the open market, provided that Bahrami complies with Rule 144 of the Securities Act of 1933, as amended, in connection with his sale of the Shares.  In the event that Bahrami elects to sell the Shares pursuant to this Section 1.3, then any amount sold at prices less than the Value of the Shares shall be deemed to be sold at $20.00 for purposes of Section 1.3.

Section 1.4        Offset of Purchase Price.  Seller hereby agrees to offset from the cash portion of the Purchase Price as set forth in Section 1.2(a) above, $701,711.30  (“Amount of Offset”) which represents the portion of Expenses related to his 49% ownership of the Company.

ARTICLE II
CLOSING

Section 2.1        The Closing.  The closing of the transactions provided for in this Agreement shall take place on or before March 5, 2008, or at such other time and place as agreed upon in writing among the parties hereto (the “Closing”).  The parties have agreed further to close at the law offices of Axelrod, Smith & Kirshbaum, 5300 Memorial Drive, Suite 700, Houston, Texas  77007.

Section 2.2        Delivery and Execution.  At the Closing the Seller shall deliver to Buyer certificates evidencing the Membership Interest of the Company, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Buyer or accompanied by duly executed stock powers in form and substance satisfactory to Buyer against delivery by Buyer to the Seller of payment in an amount equal to the Purchase Price of the Membership Interest being purchased by Buyer in the manner set forth in Section 1.2.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF SELLER

Seller hereby represents and warrants to the Buyer and Rick’s as follows:

Section 3.1.       Ownership of the Membership Interest.  Seller owns, beneficially and of record, all of the Membership Interest of the Company free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.  Seller has the unrestricted right and power to transfer, convey and deliver full ownership of the Membership Interest without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Membership Interest to Buyer as contemplated herein, Buyer will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

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Section 3.2        Authorization.   Bahrami represents that he is a person of full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for himself.  All action on the part of Bahrami necessary for the authorization, execution, delivery and performance of this Agreement by him has been taken and will be taken prior to Closing Date.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of Bahrami enforceable against him in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

Section 3.3        Consents.  No consent of, approval by, order or authorization of, or registration, declaration or filing by the Seller or the Company with any court or any governmental or regulatory agency or authority having jurisdiction over the Seller or the Company or any of its property or assets is required on the part of the Seller or the Company (a) in connection with the consummation of the transactions contemplated by this Agreement or (b) as a condition to the legality, validity or enforceability as against the Company of this Agreement, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of the Company.

Section 3.4        Acquisition of Stock for Investment.  The Seller understands that any issuance of the Shares (as referenced in Section 1.2 herein) will not have been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities acts, and accordingly, are restricted securities, and the Seller represents and warrants to the Buyer and Rick’s that the Seller’s present intention is to receive and hold the Shares for investment only and not with a view to the distribution or resale thereof.

Additionally, the Seller understands that any sale of any the Shares issued, under current law, will require either (a) the registration of the Shares under the Act and applicable state securities acts; (b) compliance with Rule 144 of the Act; or (c) the availability of an exemption from the registration requirements of the Act and applicable state securities acts.

To assist in implementing the above provisions, the Seller hereby consents to the placement of the legend, or a substantially similar legend, set forth below, on all certificates representing ownership of the Shares acquired hereby until the Shares have been sold, transferred, or otherwise disposed of, pursuant to the requirements hereof.  The legend shall read substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES ACTS.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, ARE RESTRICTED AS TO TRANSFERABILITY, AND MAY NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION AND QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.”

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Section 3.5        Sellers’ Access to Information.  The Seller hereby confirms and represents that he (a) has received a copy of Rick’s Form 10-KSB filed with the Securities and Exchange Commission (the “SEC”) for the year ended September 30, 2007, and a copy of Rick’s Form 10-QSB for the quarter ended December 31, 2007, as filed with the SEC; (b) has received a copy of Rick’s Form 14C filed with the SEC on June 27, 2007; (c) has received a copy of the Form 8-K’s filed with the SEC on January 28, 2008, February 11, 2008 and February 13, 2008; (d) has been afforded the opportunity to ask questions of and receive answers from representatives of  Rick’s concerning the business and financial condition, properties, operations and prospects of Rick’s; (e) has such knowledge and experience in financial and business matters so as to be capable of evaluating the relative merits and risks of the transactions contemplated hereby; (f) has had an opportunity to engage and is represented by an attorney of his choice; (g) has had an opportunity to negotiate the terms and conditions of this Agreement; (h) has been given adequate time to evaluate the merits and risks of the transactions contemplated hereby; and (i) has been provided with and given an opportunity to review all current information about Rick’s.  Seller has asked such questions to representatives of Rick’s about Rick’s as he desires to ask and all such questions have been answered to the full satisfaction of each Seller.  The forms filed by Rick’s with the SEC as set forth in Section 3.6(a), (b) and (c) are hereafter collectively referred to as “SEC Reports”.

Section 3.6        Purchase for Investment.  The Seller is acquiring the Rick’s Shares for his own account, for investment purposes only and not with view to any public resale or other distribution thereof.  Seller acknowledges that he is an Accredited Investor as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended.  Seller and his representatives have received, or have had access to, and have had sufficient opportunity to review, all books, records, financial information and other information which Seller considers necessary or advisable to enable him to make a decision concerning its acquisition of the Shares, and that he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment hereunder.

Section 3.7        Brokerage Commission.  No broker or finder has acted for the Seller in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller.

Section 3.8        Disclosure.  No representation or warranty of the Seller contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF BUYER

Buyer hereby represents and warrants to Seller as follows:

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Section 4.1        Organization, Good Standing and Qualification.  Buyer (i) is an entity duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to Buyer.

Section 4.2        Authorization.  Buyer is a corporation duly organized in the state of Texas and has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby.  All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement by it has been or will be taken.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 4.3        Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of Buyer in connection with the execution and delivery by Buyer of this Agreement or the consummation and performance of the transactions contemplated hereby other than as may be required under the federal securities laws.

Section 4.4        Disclosure.  No representation or warranty of Buyer contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 4.5        Brokerage Commission.  No broker or finder has acted for the Buyer in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF RICK’S

Rick’s hereby represents and warrants to Seller as follows:

Section 5.1        Organization, Good Standing and Qualification.  Rick’s (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite power and authority to carry on its business, and (iii) is duly qualified to transact business and is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to Rick’s.

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Section 5.2        Authorization.  Rick’s is a corporation duly organized in the state of Texas and has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby.  All action on the part of Rick’s necessary for the authorization, execution, delivery and performance of this Agreement by it has been or will be taken.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Rick’s enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 5.3        Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of the Buyer or Rick’s in connection with the execution and delivery by Rick’s of this Agreement or the consummation and performance of the transactions contemplated hereby other than as may be required under the federal securities laws.

Section 5.4        Disclosure.  No representation or warranty of Rick’s contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 5.5        Brokerage Commission.  No broker or finder has acted for Rick’s in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Rick’s.

Section 5.6        Compliance with Laws; Permits.  Except as disclosed in the SEC Reports, Rick’s is, and at all times prior to the date hereof has been, to the best of its knowledge, in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the operation of its business or ownership of its assets or the operation of its businesses, except for failures to be in compliance that would not have a material adverse effect on the business, properties or condition (financial or otherwise) of Rick’s.

Section 5.7        No Conflicts.  The execution and delivery of this Agreement by Rick’s does not, and the performance and consummation of the transactions contemplated hereby by the Buyer and Rick’s , will not (i) conflict with the articles of incorporation or bylaws of Rick’s; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which Rick’s is a party or by which Rick’s assets or properties are bound; (iii) result in the creation of any encumbrance on any of the assets or properties of the Buyer; or (iv) violate any law, rule, regulation or order applicable to Rick’s or any of Rick’s securities, assets or properties

Section 5.8        No Default.  Rick’s is not (a) in violation of any provision of its articles of incorporation or bylaws or (b) in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Rick’s, and there has been no default in any material obligation to be performed by Rick’s under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Rick’s waived any material right under any such contract, lease, agreement, commitment or undertaking.

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Section 5.9        Pending Claims.  Except as described in the SEC Reports, there is no claim, suit, arbitration, investigation, action or other proceeding, whether judicial, administrative or otherwise, now pending or, to the best of the Rick’s knowledge, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have a material adverse effect upon Rick’s, nor is there any basis known to Rick’s for any such action.  No litigation is pending, or, to Rick’s knowledge, threatened against Rick’s or its assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.   Rick’s is not subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it which would have a material adverse affect on the Buyer.

ARTICLE VI
CONDITIONS TO CLOSING

The obligations of the parties to effect the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

Section 6.1        Conditions to Obligations of Buyer and Rick’s.

(a)       Representations and Warranties of the Seller.  The representations and warranties of the Seller shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date.

(b)       Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Seller on or prior to the Closing Date shall have been performed or complied with in all respects.

(c)       Delivery of Certificates.  The Seller shall provide to Buyer certificates, dated as of the Closing Date and signed by Seller to effect set forth in Section 6.1(a) and 6.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

(d)       [Left blank.]

(e)       Delivery of Membership Interest.  The Seller shall deliver or cause to be delivered to Buyer originally issued certificate representing the Membership Interest of the Company duly endorsed over to the Buyer in a form satisfactory to the Buyer.

(f)        Third-Party Consents.  Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained.

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(g)       No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

(h)       Government Approvals.  All authorizations, permits, consents, orders, licenses or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

Section 6.2        Conditions to Obligations of the Company and the Seller

(a)       Representations, Warranties and Agreements of Buyer and Rick’s.  The representations and warranties of Buyer and Rick’s shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date.

(b)       Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Buyer or Rick’s on or prior to the Closing Date shall have performed or complied with in all respects.

(c)       Delivery of Certificates.  Buyer and Rick’s shall provide to the Company and Seller certificates dated as of the Closing Date and signed by a representative of the Buyer and Rick’s to the effect set forth in Section 6.2(a) and 6.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions.

(d)       Resolutions.  Buyer and Rick’s shall deliver resolutions of the Buyer and Rick’s, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date.

(e)       Payment of Purchase Price.  Buyer (i) shall have tendered the cash portion of the Purchase Price set forth in Section 1.2(a) less the Amount of Offset as provided for in Section 1.4, and (ii) shall have delivered the Shares representing a portion of the Purchase Price to Seller as set forth in Section 1.2, or shall deliver a letter of instruction to the transfer agent instructing the issuance of the Shares to Seller.

(f)        Third Party Consents.  Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby shall have been obtained.

(g)       No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement.

(h)       Government Approvals.  All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

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ARTICLE VII
INDEMNIFICATION

Section 7.1        Indemnification from the Seller.  The Seller agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Buyer), and hold Buyer, its officers, directors, shareholders, employees, affiliates, parent, agents, legal counsel, successors and assigns  (collectively, the “Buyer Group”) harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury  (including reasonable attorneys fees and costs of any suit related thereto) (collectively, “Indemnifiable Loss” or “Indemnifiable Losses”) suffered or incurred by any or all of  the Buyer Group arising from or related to: (a) any material misrepresentation by, or material breach of any covenant or warranty of  the Seller  contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Seller hereunder; or (b) any nonfulfillment of any material agreement on the part of  the Seller under this Agreement.

Section 7.2        Indemnification from Buyer.  Buyer agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Seller) and hold the Seller and his agents,  affiliates, agents, legal counsel, heirs, successors and assigns, (collectively, the "Seller’s Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorneys fees and costs of any suit related thereto) suffered or incurred by any or all of the Seller’s Group, arising from or related to: (a) any material misrepresentation by, or material breach of any covenant or warranty of Buyer contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Buyer hereunder; (b) any nonfulfillment of any material agreement on the part of Buyer under this Agreement; (c) any alleged act or omission on the part of the Company occurring prior to, or subsequent to the Closing Date; (d) any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorneys fees and costs of any suit related thereto) which have been, or may hereafter be asserted against the Club or the Company by any third-party; (e) any expenses, debts, obligations or liabilities of the Company incurred prior to the Closing Date; or (f) any expenses, debts, obligations or liabilities of the Company  incurred subsequent to the Closing Date.

Section 7.3        Defense of Claims.  If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure.  After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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Section 7.4        Default of Indemnification Obligation.  If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual’s or entities’ absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

ARTICLE VIII
LIMITED MUTUAL RELEASE OF CLAIMS

Section 8.1        Release by Seller. The Seller hereby releases and discharges Buyer, Rick’s and the Company, their officers, directors, shareholders, employees, attorneys, affiliates and assigns from any and all claims, demands, or causes of action, relating to the activities, operations, or management of the Company or the Club, or any expenses incurred by the Company or the Club; PROVIDED, HOWEVER, Seller does not release (i) Buyer or the Company from the Lease Agreement (and accompanying agreements, covenants, and obligations executed in connection therewith, or made a part thereof, including that certain  Lease Guaranty) entered into by and between Seller and Company on or about November 10, 2006, (ii) Rick’s or the Buyer from the Purchase Agreement (and accompanying agreements, covenants, and obligations executed in connection therewith, or made a part thereof), entered into by and between Seller, the Company, Rick’s and the Buyer dated the 10th day of October 2006, (iii) any of the parties to the Purchase Agreement (and accompanying agreements, covenants, and obligations executed in connection therewith, or made a part thereof), entered into by and among Spiros Partners, Ltd., Seller, RCI Debit Services, Inc., and others, dated August 4, 2006, or (iv) any other matter unrelated to the activities, operations, management of, or expenses incurred by, the Company or the Club; all such other agreements, liabilities, obligations, commitments or responsibilities shall remain in full force and effect.

Section 8.2        Release by Buyer, Rick’s and the Company.  Company, Buyer and Rick’s hereby release and discharge the Seller from any and all claims, demands, or  causes of action relating to the activities, operations, or management of the Company or Club, any debts or capital contributions allegedly owed by Seller to Company or Club, or any expenses incurred by the Company or the Club; PROVIDED, HOWEVER, Company, Buyer, and Rick’s do not release (i) Seller from the Lease Agreement (and accompanying agreements, covenants, and obligations executed in connection therewith, or made a part thereof, including that certain  Lease Guaranty) entered into by and between Seller and Company on or about November 10, 2006, (ii) Seller from the Purchase Agreement (and accompanying agreements, covenants, and obligations executed in connection therewith, or made a part thereof), entered into by and between Seller, the Company, Rick’s and the  Buyer dated the 10th day of October 2006, (iii) any of the parties to the Purchase Agreement (and accompanying agreements, covenants, and obligations executed in connection therewith, or made a part thereof), entered into by and among Spiros Partners, Ltd., Seller, RCI Debit Services, Inc., and others, dated August 4, 2006, or (iv) any other matter unrelated to the activities, operations, management of, or expenses incurred by, the Company or the Club; all such agreements, liabilities, obligations, commitments or responsibilities shall remain in full force and effect

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ARTICLE IX
MISCELLANEOUS

Section 9.1        Amendment; Waiver.  Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 9.2        Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a)	if to the Seller:	Behzad Bahrami
9010 IH 35, Suite112
Austin, Texas 78753
Phone: (512) 658-4333
Fax: (512) 371-0401

	with a copy to:	Douglass D. Hearne, Jr.
700 Lavaca, Suite 910
Austin, Texas 78701
Fax: (512) 494-8819

(b)	if to Buyer/Rick’s:	RCI Entertainment (Austin), Inc.
Attn: Eric Langan, President
10959 Cutten Road
Houston, Texas 77066
Fax: (281) 397-6765

	with a copy to:	Robert D. Axelrod
Axelrod Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas 77007
Fax: (713) 552-0202

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A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 9.3        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 9.4        Assignment; Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.  No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

Section 9.5        Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 9.6        Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.  The parties agree that venue for purposes of construing or enforcing this Agreement shall be proper in Harris County, Texas, if litigation is initiated by the Seller or Travis County, Texas, if litigation is initiated by the Buyer.

Section 9.7        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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Section 9.8        Costs and Expenses.   Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 9.9        Section Headings.  The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

Section 9.10      No Third-Party Beneficiaries.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of the Company) or any entity that is not a party to this Agreement.

Section 9.11      Attorneys’ Review.  In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other they have had the opportunity to be advised by attorneys of their own choice.

Section 9.12      Further Assurances.  Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 9.13      Survival of Representations, Warranties and Covenants.  All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement for the maximum period allowed by law.

Section 9.14      Public Announcements.   The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

Section 9.15      Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 9.16      Exhibits Not Attached.  Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

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IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement to become effective as of the date first set forth above.

RCI ENTERTAINMENT (AUSTIN), INC.

/s/ Eric Langan
By: Eric Langan, President
Date:

RICK’S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan, President
Date:

SELLER

/s/ Behzad Bahrami
Behzad Bahrami, Individually
Date:

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